Exhibit 10.2

APN(S):	4206-015-039, 4206-015-040,
4206-016-008, 4206-016-009,
4206-016-010 and 4206-016-011
RECORDING REQUESTED BY AND
WHEN RECORDED, RETURN TO:
Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017
Attention: David A. Levine, Esq.

SHARED DEED OF TRUST,
ASSIGNMENT OF RENTS, SECURITY AGREEMENT
AND FIXTURE FILING
Dated as of February 28, 2008
by
WESTWOOD ONE, INC.
a Delaware corporation,
as Trustor
to
FIRST AMERICAN TITLE INSURANCE COMPANY
a California corporation,
as Trustee
for the benefit of
THE BANK OF NEW YORK,
as Beneficiary

ATTENTION COUNTY RECORDER: THIS INSTRUMENT IS INTENDED TO BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO SECTION 9334, 9502 AND 9604 OF THE CALIFORNIA COMMERCIAL CODE. PORTIONS OF THE GOODS COMPRISING A PART OF THE PROPERTY ARE OR ARE TO BECOME FIXTURES RELATED TO THE LAND DESCRIBED IN EXHIBIT A HERETO. THIS INSTRUMENT IS TO BE FILED FOR RECORD IN THE RECORDS OF THE COUNTY WHERE DEEDS OF TRUST ON REAL PROPERTY ARE RECORDED AND SHOULD BE INDEXED AS BOTH A DEED OF TRUST AND AS A FINANCING STATEMENT COVERING FIXTURES. THE ADDRESSES OF DEBTOR AND SECURED PARTY ARE SPECIFIED IN THE FIRST PARAGRAPH ON PAGE 1 OF THIS INSTRUMENT.

SHARED DEED OF TRUST,
ASSIGNMENT OF RENTS, SECURITY AGREEMENT
AND FIXTURE FILING
THIS SHARED DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”), is made as of February 28, 2008, by WESTWOOD ONE, INC., a Delaware corporation (“Trustor”), with an office at 40 West 57th Street, New York, New York 10019, to FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, as trustee (“Trustee”), for the benefit of THE BANK OF NEW YORK, as collateral trustee for the Secured Parties, as beneficiary (“Beneficiary”), with an office at 101 Barclay Street, New York, New York 10286 (Trustor, Trustee and Beneficiary shall be collectively referred to herein as the “Parties”).
RECITALS
A. Trustor is party to (a) a Credit Agreement dated as of March 3, 2004 (as modified, supplemented or Refinanced from time to time, the “Credit Agreement”) among Trustor and the Subsidiary Guarantors (collectively, the “Obligors”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”), pursuant to which the Lenders have made and shall make loans to Trustor from time to time in an aggregate principal amount not to exceed $195,000,000 as of the date hereof and (b) a Note Purchase Agreement dated as of December 3, 2002 (as modified or supplemented from time to time, the “2002 Note Purchase Agreement”) between the Trustor and the purchasers from time to time parties thereto, pursuant to which Trustor has issued Senior Guaranteed Notes, Series A, due November 30, 2009 and Senior Guaranteed Notes, Series B, due November 30, 2012 in an aggregate outstanding principal amount of $200,000,000 as of the date hereof (the “2002 Notes” and, collectively with the 2002 Note Purchase Agreement, the 2002 Note Guaranty and the Shared Security Documents, the “2002 Notes Documents”).
B. The Obligors, the Administrative Agent and the Beneficiary have entered into an Intercreditor and Collateral Trust Agreement (the “Intercreditor and Collateral Trust Agreement”) pursuant to which the Obligors have requested the Beneficiary to act as collateral trustee, and the Beneficiary has agreed to so act as such collateral trustee, to enable the Trustor to comply with the provisions of the 2002 Note Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Intercreditor and Collateral Trust Agreement.
C. It is a condition precedent to the effectiveness of Amendment No. 2 to the Credit Agreement that the Obligors grant liens on their property to secure the Credit Agreement Obligations.
D. Accordingly, to induce the Lenders to enter into Amendment No. 2 to the Credit Agreement and to equally and ratably secure the 2002 Notes Obligations and the Credit Agreement Obligations, Trustor now desires to grant, transfer and assign to Trustee, to hold for the benefit and security of Beneficiary, acting for the benefit of the Secured Parties, all of Trustor’s right, title and interest in and to the Property (as defined below).

GRANT IN TRUST
Trustor hereby grants and assigns to Trustee, in trust, with power of sale and right of entry and possession, all of Trustor’s right, title and interest, whether now owned or hereafter acquired, in or to the property and rights listed in paragraphs (a) through (i) below (hereinafter collectively referred to as the “Property”):
(a) All estate, right, title and interest of Trustor in, to, under or derived from (i) those certain lots, pieces, tracts or parcels of land located in the County of Los Angeles, California, and more particularly described on Exhibit A-1 attached hereto (the “Fee Estate”) and (ii) the interests in each of those certain lots, pieces, tracts or parcels of land located in the County of Los Angeles, California, and more particularly described on Exhibit A-2 attached hereto (the “Parking Site,” and together with the Fee Estate, the “Land”), including all estate, right, title and interest of Trustor in, to, under or derived from that certain Covenant and Agreement Regarding Parking, dated as of August 17, 1990, between GTG Entertainment, a California limited partnership (along with its successors and assigns, “Grantor”) and Trustor, and recorded on September 10, 1990 as Instrument No. 90-1556576 in the Official Records of Los Angeles County, California (the “Parking Agreement”), and which Parking Agreement covers the Parking Site, together with all amendments, modifications, extensions, and renewals thereof, all credits, deposits, options, privileges, and rights thereunder or thereto, and all other, further, additional or greater estate, right, title or interest of Trustor in, to, under or derived from the Land, the Parking Site, or the Improvements (as defined below) now or hereafter located thereon which may at any time be acquired by Trustor;
(b) All buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Land (hereinafter referred to as the “Improvements”); and to the extent permitted by law, the name or names, if any, as may now or hereafter be used for each Improvement, and the goodwill associated therewith;
(c) All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Land or the Improvements and the reversions, remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the center line thereof and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of Trustor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(d) All machinery, equipment, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor, and other tangible property of every kind and nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenances thereto, or used in connection with the present or future operation and occupancy of the Land or the Improvements;
(e) All awards of payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property to the extent actually received by Trustor, whether from the exercise of the right of eminent domain (including any transfer of the Property or part thereof made in lieu of or in anticipation of the exercise of said right), or for any other injury to or decrease in the value of the Property;

(f) All present and future leases of the Property or any portion thereof, including all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof (collectively, the “Leases”), and all oil and gas or other mineral royalties, bonuses and rents, revenues, security deposits, issues and profits from the Property, including all amounts payable and all rights and benefits accruing to Trustor under the Leases (collectively, the “Rents”), and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the obligations secured by this Deed of Trust;
(g) All proceeds of and any unearned premiums on any insurance policies covering the Property including the right to receive and apply the proceeds of any insurance, judgments (including with respect to a casualty thereto or condemnation thereof), or settlements made in lieu thereof, for damage to the Property;
(h) The right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Beneficiary in the Property; and
(i) All right, title and interest of every nature of Trustor in all receivables and other accounts of Trustor relating to the Property and in all monies deposited or to be deposited in any funds or account maintained or deposited with Beneficiary, or its assigns, in connection herewith, if any.
The term “Property” shall include both (A) the property and rights described in paragraphs (a) through (i) and, except where the context clearly indicates otherwise, (B) any and all of Trustor’s right, title and interest in such property and rights. Such right, title and interest, including the Parking Site, is referred to herein separately as the “Encumbered Estate”.
ASSIGNMENT OF RENTS
Trustor absolutely and irrevocably assigns to Beneficiary all of Trustor’s right, title and interest in, to and under: (a) all Leases; and (b) the Rents upon the terms and conditions hereinafter set forth. The foregoing assignment shall not impose upon Beneficiary any duty to produce rents from the Property, and said assignment shall not cause Beneficiary to be deemed to be:
(i) a “mortgage in possession” for any purpose; or
(ii) responsible for performing any of the obligations under any Lease; or
(iii) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or
(iv) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.
This is a present and absolute assignment from Trustor to Beneficiary and not merely the passing of a security interest and Beneficiary’s right to the Leases and Rents is not contingent upon, and may be exercised without possession of, the Property. Beneficiary is hereby authorized to collect and receive the Rents, to give proper receipts and acquittances therefor and to apply the same to the payment of the obligations secured hereby. However, Beneficiary hereby grants Trustor a revocable license to collect, receive and retain, and to use the Rents until an Event of Default (as defined below). Upon the occurrence and during the continuance of an Event of Default, and without the necessity of Beneficiary entering upon and taking and maintaining full control of the Property in person, by agent or by a court appointed receiver, Beneficiary shall immediately be entitled to possession of all Rents of the Property as the same shall become due and payable, including Rents then due and unpaid.

All such Rents thereafter collected by Trustor shall be held by Trustor as trustee in a constructive trust for the benefit of Beneficiary only. Trustor agrees that commencing upon delivery of a written notice of revocation of license by Beneficiary following the occurrence of an Event of Default, each tenant of the Property shall make Rents payable to and pay such Rents to Beneficiary or Beneficiary’s agents on Beneficiary’s written demand to each tenant, without any liability on the part of said tenant to inquire further as to the existence of a default or license by Trustor. Trustor hereby agrees that it will not impair Beneficiary’s ability to collect and retain the Rents herein assigned. Trustor hereby agrees that any tenant or subtenant occupying the Property or any part thereof may pay any and all Rents or other charges directly to the Beneficiary upon notice from Beneficiary without the necessity of any notice from Trustor. Beneficiary may apply, in its sole discretion, any Rents collected by Beneficiary in accordance with Paragraph B.7 below. Collection of any Rents by Beneficiary shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice.
OBLIGATIONS SECURED
Trustor makes the foregoing grant for the purpose of securing:
1. Payment to Beneficiary of the principal of and interest and fees on the loans and all other amounts whatsoever now or hereafter from time to time owing to the Credit Agreement Secured Parties by Trustor and the other Obligors under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) (the “Credit Agreement Obligations”); provided that the aggregate outstanding principal amount of the Credit Agreement Obligations shall not at any time exceed an amount equal to (i) $195,000,000 plus (ii) the aggregate amount of principal repayments in respect of the 2002 Notes Obligations (defined below) after the date hereof minus (iii) the aggregate amount of principal repayments after the date hereof in respect of Credit Agreement Obligations constituting term loans (except for any such principal repayments with proceeds of any Refinancing) minus (iv) the aggregate amount of principal repayments after the date hereof in respect of Credit Agreement Obligations constituting revolving loans (except for any such principal repayments with proceeds of any Refinancing) to the extent accompanied by a simultaneous permanent reduction in the Revolving Credit Commitments (as defined in the Credit Agreement). For the avoidance of doubt, the aggregate principal amount of the Credit Agreement Obligations outstanding at the time of a Refinancing may be increased pursuant to such Refinancing (subject to the proviso contained in this Paragraph);
2. Payment to Beneficiary of the obligations of Trustor to pay the principal of, and interest and Make-Whole Amount (as defined in the 2002 Note Purchase Agreement) on the 2002 Notes and all other obligations of Trustor and the other Obligors under the 2002 Notes Documents (the “2002 Notes Obligations”); provided that the aggregate outstanding principal amount of the 2002 Notes Obligations shall not at any time exceed an amount equal to (i) $200,000,000 minus (ii) the aggregate amount of principal repayments after the date hereof in respect of the 2002 Notes Obligations;
3. Observance and performance of each covenant and obligation on the part of Trustor and the other Obligors to be observed or performed pursuant to this Deed of Trust, the Credit Agreement, the 2002 Note Purchase Agreement, the 2002 Notes Documents and the Loan Documents;
4. Payment of such further sums and/or performance of such further obligations as the then record owner of the Encumbered Estate may undertake to pay and/or perform (whether as principal, surety or guarantor), for the benefit of Beneficiary, its successors or assigns, when said borrowing and/or obligation is evidenced by a writing or writings reciting that it or they are so secured; and

5. The observance and performance of each covenant and obligation of Trustor herein contained or incorporated herein by reference and payment of each fee, cost and expense by Trustor as herein set forth.
TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES AS FOLLOWS:
A. RIGHTS AND DUTIES.
1. Title. Trustor represents and warrants that (a) it lawfully holds and possesses (i) fee simple title to the Fee Estate, (ii) subject to the terms of the Parking Agreement, a valid possessory interest in the Parking Site and (iii) good and marketable title to all of the other Property constituting the Encumbered Estate, in each case free and clear of all liens, encumbrances and other exceptions, other than as permitted under Section 7.03 of the Credit Agreement and Section 10.5 of the 2002 Note Purchase Agreement, and (b) it has full power and lawful authority to encumber the Property. In addition, Trustor represents and warrants that (w) the Parking Agreement is in full force and effect and has not been modified or amended in any manner whatsoever, (x) there are no defaults under the Parking Agreement by Trustor or, to the best of Trustor’s knowledge, Grantor, and no event has occurred, which but for the passage of time, or notice, or both, would constitute a default under the Parking Agreement by Trustor or, to the best of Trustor’s knowledge, Grantor, (y) all rents, additional rents, payments, and other sums due and payable prior to the date hereof under the Parking Agreement have been paid in full, and (z) neither Trustor nor Grantor has commenced any written action or given or received any notice for the purpose of terminating the Parking Agreement. Trustor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same to Beneficiary against the claims of all Persons whomsoever.
2. Taxes and Assessments. Trustor shall pay and discharge or cause to be paid and discharged all taxes, assessments, governmental charges of any kind whatsoever, water rates, meter charges and other utility charges that have been assessed or that may become a lien upon the Property, any part thereof or interest therein as required by Sections 2.14 and 6.02 of the Credit Agreement and Section 9.4 of the 2002 Note Purchase Agreement. Except as provided below, Trustor shall also pay, after notice and at least five (5) days prior to delinquency, all taxes, assessments, levies and charges imposed by any public authority upon Beneficiary by reason of its interest in the Property created hereby or by reason of any payment, or portion thereof, made to Beneficiary hereunder or pursuant to any obligation hereby secured; provided, however, that Trustor shall have no obligation to pay or discharge Beneficiary’s business or franchise taxes, federal or state income taxes or other taxes which are measured by and imposed upon Beneficiary’s net or gross income or receipts. If, by virtue of any statute, regulation, ordinance or non-appealable judicial decision, Trustor is prohibited from paying or is released from the obligation to pay to Beneficiary any of the taxes required to be paid to Beneficiary pursuant to this Paragraph A.2, or Beneficiary is prohibited or precluded from enforcing any such obligation, then, at Beneficiary’s sole option, all sums and obligations secured hereby, together with accrued interest, and without deduction or offset, shall become immediately due and payable, notwithstanding anything contained herein or in any law heretofore or hereinafter enacted. Trustor’s obligations hereunder may be discharged pursuant to Paragraph A.4. Notwithstanding the foregoing, Trustor shall have the right, in good faith, to contest any taxes, assessments, levies or charges, provided such contest shall be prosecuted diligently and in a manner not prejudicial to Beneficiary, and if a judgment adverse to Trustor is obtained, such judgment shall be fully paid or discharged within ten (10) days after the entry of such judgment, unless appealed. Upon demand by Beneficiary, Trustor shall defend, indemnify and hold Beneficiary harmless against any such claims so contested by Trustor, and upon demand by Beneficiary, Trustor shall make suitable provision by payment to Beneficiary or by posting a bond or other security reasonably satisfactory to Beneficiary for the possibility that the contest will be unsuccessful.

Such provision shall be made within ten (10) days after demand therefor and, if made by payment of funds to Beneficiary, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to Trustor or the adverse claimant. If Trustor fails to post a suitable bond or other acceptable security as provided herein, Beneficiary may remove or pay such lien or encumbrance at Trustor’s expense, and any amount so advanced by Beneficiary will be secured by this Deed of Trust. Notwithstanding anything in the foregoing to the contrary, if any such taxes, assessments, levies or charges being contested by Trustor constitute or result in a lien or encumbrance on all or any portion of the Property that is senior in priority to the lien of this Deed of Trust, Trustor shall, within ten (10) days after Beneficiary’s demand, remove or pay such lien or encumbrance, and, if Trustor fails to do so, Beneficiary may do so at the expense of Trustor, and any amount so advanced by Beneficiary will be secured by this Deed of Trust.
3. Insurance. Trustor shall maintain the insurance required by Section 6.04 of the Credit Agreement and Section 9.2 of the 2002 Note Purchase Agreement, which shall be issued and maintained in compliance with Section 6.04 of the Credit Agreement and Section 9.2 of the 2002 Note Purchase Agreement; and any unexpired insurance and all returnable insurance premiums shall inure to the benefit of, and pass to, the purchaser of the property covered thereby at any foreclosure sale held hereunder.
4. Security Account. Upon the occurrence and during the continuance of an Event of Default (as defined below), at Beneficiary’s option and upon its demand and except where and to the degree prohibited by law, Trustor shall, until every indebtedness secured hereby has been paid in full or until such Event of Default is cured, pay to Beneficiary each month an amount estimated by Beneficiary to be equal to (i) the taxes, assessments, levies, and charges referred to in Paragraph A.2, and (ii) the insurance referred to in Paragraph A.3, next due. Said tax and insurance estimate shall be calculated by dividing the amount next due by, in each instance, the number of months to lapse preceding the month in which the same, respectively, will become due. All sums so paid shall not bear interest, except to the extent and in the minimum amount required by law, and Beneficiary shall, unless an Event of Default has occurred and is continuing, apply said funds to the payment of, or at the sole option of Beneficiary release said funds to Trustor for application to and payment of, such taxes, assessments, levies, charges and insurance premiums. However, upon the occurrence and during the continuation of an Event of Default, Beneficiary may, at its sole option, apply all or any part of said sums to any indebtedness secured hereby or to cure such default.
5. Liens and Encumbrances. Except as otherwise permitted under Section 7.03 of the Credit Agreement and Section 10.5 of the 2002 Note Purchase Agreement, Trustor shall pay, at or prior to maturity, all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber the Property or any part thereof or interest therein, whether senior or subordinate hereto, including all claims for work or labor performed, or materials or suppliers furnished, in connection with any work of demolition, alteration, improvement of or construction upon the Property. Trustor shall have the right to contest in good faith any such obligation or claim provided such contest shall be prosecuted diligently and in a manner not prejudicial to Beneficiary, and if a judgment adverse to Trustor is obtained, such judgment shall be fully paid or discharged within ten (10) days after the entry of such judgment, unless appealed. Upon demand by Beneficiary, Trustor shall defend, indemnify and hold Beneficiary harmless against any such obligation or claim, so contested by Trustor, and upon demand by Beneficiary, Trustor shall make suitable provision by payment to Beneficiary or by posting a bond or other security reasonably satisfactory to Beneficiary for the possibility that the contest will be unsuccessful, including, if Beneficiary requests, a one-and-one half times bond, if available, with respect to mechanics’ or materialmens’ liens. Such provision shall be made within ten (10) days after demand therefor and, if made by payment of funds to Beneficiary, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to Trustor or the adverse claimant. If Trustor fails to post a suitable bond or other acceptable security as provided herein, Beneficiary may remove or pay such lien or encumbrance at Trustor’s expense. Notwithstanding anything in the foregoing to the contrary, if the lien or encumbrance to be contested is senior to the lien of this Deed of Trust, Trustor shall, within ten (10) days after Beneficiary’s written demand, remove or pay such lien or encumbrance, and, if Trustor shall fail to do so, Beneficiary may do so at Trustor’s expense, and any amount so advanced by Beneficiary will be secured by this Deed of Trust.

6. Maintenance and Preservation of the Property. Trustor covenants: (i) to keep the Property in good condition and repair; (ii)  not to remove or demolish the Property or any part thereof except that Trustor shall be permitted to make structural and non-structural improvements that are either (A) in the ordinary course of its business or (B) do not diminish the value of the Property or its functionality or current use; (iii) to complete or restore promptly and in good and workmanlike manner the Property or any part thereof which may be damaged or destroyed in accordance with Sections 2.08(b) and 6.04 of the Credit Agreement and Section 9.3 of the 2002 Note Purchase Agreement; (iv) subject to Trustor’s right to contest in Paragraph A.5 above, to pay when due all claims for work performed and for materials furnished on or to the Property, and to pay any and all liens or encumbrances arising out of or resulting from work performed or materials supplied on or to the Property; (v) to comply with and not suffer violations of (a) any and all laws, ordinances, regulations and standards (including any conditional use permits), (b) any and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character, and (c) all requirements of insurance companies and any bureau or agency that establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including such work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (vi) not to commit or permit waste of the Property or any part thereof; (vii) to do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (viii) to perform all obligations required to be performed in leases, conditional sales contracts or like agreements affecting the Property or the operation, occupation or use thereof (and upon the occurrence and during the continuance of an Event of Default, all right, title and interest of Trustor under any such leases, conditional sales contracts or like agreements shall be automatically assigned to Beneficiary hereunder, together with any deposits made in connection therewith); (ix) not to create any deed of trust or other encumbrance upon the Property other than liens permitted by this Deed of Trust, the Parking Agreement, the Credit Agreement and the 2002 Note Purchase Agreement; (x) to make no further assignment of Rents of the Property; and (xi) to execute and, where appropriate, acknowledge and deliver such further instruments as Beneficiary or Trustee reasonably deems necessary or appropriate to preserve, continue, perfect and enjoy the security provided for herein, including assignments of Trustor’s interest in leases of the Property.
7. Defense and Notice of Actions. Trustor shall, without liability, cost or expense to Beneficiary or Trustee, protect, preserve and defend (by counsel reasonably satisfactory to Beneficiary) title to the Property, the security hereof and the rights or powers of Beneficiary or Trustee hereunder. Said protection, preservation and defense shall include protection, preservation and defense against all adverse claimants to title or any possessory or non-possessory interest therein, whether or not such claimants or encumbrances assert title paramount to that of Trustor or claim their interest on the basis of events or conditions arising subsequent to the date hereof. Any Party receiving notice of the filing of any such action or proceeding shall give the other Parties prompt notice in writing thereof.
8. Acceptance of Trust; Notice of Indemnification. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, becomes a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless Trustee brings such action. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of such act is requested in writing and Trustee is reasonably indemnified against loss, cost, liability and expense.

9. Powers of Trustee. From time to time upon the written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any Person for payment of any indebtedness or performance of the obligations secured hereby, Trustee may, without liability therefor and without notice, but consistent with the terms and conditions of this Deed of Trust, (i) reconvey all or any part of the Property, (ii) consent to the making of any map or plat thereof, (iii) join in granting any easement thereon, (iv) join in any declaration of covenants and restrictions, or (v) join in any extension agreement or any agreement subordinating the lien or charge hereof. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding unless held or commenced and maintained by Trustee under this Deed of Trust. Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of the trusts created hereunder upon the occurrence and during the continuance of an Event of Default, including reasonable attorneys’ fees. Trustor indemnifies Trustee and Beneficiary against all losses, claims, demands and liabilities (except losses, claims, demands or liabilities to the extent arising from the gross negligence or willful misconduct of the indemnified party) which either may incur, suffer, or sustain in the execution of the trusts created hereunder or in the performance of any act in connection therewith required or permitted hereunder or by law.
10. Substitution of Trustees. From time to time, by a writing signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall refer to this Deed of Trust and set forth the date, book and page of its recordation. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this paragraph shall be conclusive proof of the proper substitution of such new trustee.
11. Sale or Encumbrance. Except as expressly permitted by the Credit Agreement (including Section 7.06 thereunder), the 2002 Note Purchase Agreement and the Intercreditor and Collateral Trust Agreement, Trustor will not further encumber, sell, convey or transfer any interest in, or any part of, the Property without the prior written consent of the Beneficiary. Any such encumbrance, sale, conveyance or transfer made (a) in violation of the terms of the Credit Agreement (including Section 7.06 thereunder), 2002 Note Purchase Agreement or Intercreditor and Collateral Trust Agreement or (b) without the Beneficiary’s prior written consent shall be an immediate Event of Default (as hereinafter defined) hereunder and shall be void.
12. Reconveyance. Upon Beneficiary’s written request, and upon surrender to Trustee for cancellation of this Deed of Trust and any note, instrument or instruments setting forth all obligations secured hereby, or other reasonable evidence that this Deed of Trust is to be reconveyed pursuant to the Credit Agreement, 2002 Note Purchase Agreement and Intercreditor and Collateral Trust Agreement, Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall create a rebuttable presumption of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as “the person or persons legally entitled thereto”. Neither Beneficiary nor Trustee shall have any duty to determine the rights of Persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the Person or Persons legally entitled thereto, unless such reconveyance expressly provides to the contrary.

13. Certain Taxes. In the event of the passage, after the date of this Deed of Trust, of any law deducting from the value of the Property for the purpose of taxation, any lien thereon, or changing in any way the laws now in force for the taxation of deeds of trust or debts secured by deeds of trust or similar instruments, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, or imposing payment of the whole or any portion of any taxes, assessments or other similar charges against the Property upon Beneficiary, Trustor shall pay such tax or increased portion and shall agree with Beneficiary in writing to pay, or reimburse Beneficiary for the payment of, any such tax or increased portion thereof when thereafter levied or assessed against the Property or any portion thereof. The obligations of Trustor under such agreement shall be secured by this Deed of Trust.
14. Parking Agreement.
(a) With respect to the Parking Agreement, Trustor agrees:
(i) To keep and timely perform each and every material covenant, agreement and obligation set forth in the Parking Agreement and any statute, ordinance, rule or regulation relating thereto, and not to commit any breach thereof or permit a breach by Grantor thereof without Trustor promptly enforcing any and all of its rights and remedies thereunder. Without limiting the generality of this subparagraph (a)(i), Trustor specifically acknowledges that if Trustor shall default under the Parking Agreement, Beneficiary may, at its option but without any obligation to do so, take any action which Beneficiary deems necessary or desirable to cure any default by Trustor in the performance of any of the terms, covenants and conditions of the Parking Agreement, Beneficiary being authorized to enter upon the Parking Site for such purposes. Trustor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact (which appointment is coupled with an interest) in its name to execute all documents and to perform all other acts which Beneficiary reasonably deems necessary to preserve its or Trustor’s rights in the Parking Agreement upon the occurrence and during the continuance of a default or an event of default under the Parking Agreement. Trustor shall, immediately on demand, pay to Beneficiary all costs of Beneficiary reasonably incurred in curing any such default, together with interest on such costs from the date of expenditure. All sums due to Beneficiary pursuant to this Paragraph A.14 shall be secured by this Deed of Trust at the rate per annum (the “Default Interest Rate”) at which interest would then be payable on past due ABR Loans under Section 2.10(c) of the Credit Agreement unless the Noteholders shall have advanced sums to Beneficiary that are used by Beneficiary to cure any default under the Parking Agreement in which event such sums shall bear interest at the Default Rate (as defined in the 2002 Note Purchase Agreement).
(ii) To give prompt notice to Beneficiary of any material default or event of default by any party under the Parking Agreement or notice thereof within Trustor’s knowledge or of the receipt by it of any notice of default from Grantor under the Parking Agreement, and to furnish to Beneficiary all information that it may reasonably request concerning the performance by Trustor of the covenants of the Parking Agreement.
(iii) That the provisions hereof shall be deemed to be obligations of Trustor in addition to Trustor’s obligations with respect to similar matters contained in the Parking Agreement; provided, however, the inclusion herein of any covenants and agreements relating to similar matters as to which Trustor is obligated under the Parking Agreement shall not restrict or limit Trustor’s duties and obligations to keep and perform promptly all of its covenants, agreements and obligations under the Parking Agreement, and nothing in this Deed of Trust shall be construed as requiring Trustor or Beneficiary to take or omit to take any action which would cause a default under the Parking Agreement.

(iv) That so long as this Deed of Trust is in effect, there shall be no merger of the Parking Agreement, or any interest therein, nor of the estate created thereby, with the fee estate in the Parking Site or any portion thereof by reason of the fact that the Parking Agreement, or any interest therein, or the real property interest thereunder, may be held directly or indirectly by or for the account of any Person who also holds the fee estate in the Parking Site or a portion thereof or any interest therein. In case Trustor acquires the fee title or any other estate, title or interest in the Parking Site, this Deed of Trust shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Deed of Trust. Trustor shall promptly notify Beneficiary of any such acquisition by Trustor and, on written request by Beneficiary, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the reasonable opinion of Beneficiary be required to carry out the intent and meaning hereof.
(v) That, so long as this Deed of Trust is in effect, no surrender (except a surrender upon the expiration of the term of the Parking Agreement) by Trustor under the Parking Agreement to the Grantor, or of any portion thereof or any interest therein shall be valid or effective. The terms of the Parking Agreement may not be amended, modified or changed without Beneficiary’s prior written consent; provided, however, Trustor may amend, modify or change the Parking Agreement without Beneficiary’s prior written consent if (A) such amendment, modification or change does not adversely affect Trustor’s or Beneficiary’s rights and obligations thereunder and (B) Trustor provides prior written notice of such amendment, modification or change to Beneficiary along with a copy of the amendment to Parking Agreement promptly following its execution by all parties thereto. Notwithstanding anything to the contrary contained herein, the Parking Agreement may not be surrendered or cancelled, or subordinated to any mortgage, lease or other interest, either orally or in writing, without the prior written consent of Beneficiary.
(vi) That if the Parking Agreement is for any reason whatsoever terminated prior to the expiration of its term and, if pursuant to any provision of the Parking Agreement or otherwise, Beneficiary or its designee shall acquire from Grantor a new agreement for the use of the Parking Site, Trustor shall have no right, title or interest in or to such new agreement or the estate created thereby.
(vii) As security for the obligations secured hereby, Trustor hereby assigns to Beneficiary a security interest in all prepaid amounts and security deposits and all other security which the Grantor holds for the performance of Trustor’s obligations thereunder.
(viii) Promptly upon demand by Beneficiary, Trustor shall use reasonable efforts to obtain from Grantor and furnish to Beneficiary an estoppel certificate of Grantor stating the date through which the last payment of any amount due under the Parking Agreement has been paid, whether or not there are any defaults, and the specific nature of any claimed defaults.
(ix) Trustor shall notify Beneficiary promptly in writing of any request by either party to the Parking Agreement for arbitration, appraisal or other proceedings relating to the Parking Agreement and of the institution of any such proceeding, and shall promptly deliver to Beneficiary a copy of all determinations in any such proceeding. Beneficiary shall have the right, following written notice to Trustor, to participate in any such proceeding in association with Trustor or on its own behalf as an interested party. Trustor shall notify Beneficiary promptly in writing of the institution of any legal proceeding involving obligations under the Parking Agreement, and Beneficiary may intervene in any such legal proceeding and be made a party. Trustor shall promptly provide Beneficiary with a copy of any decision rendered in connection with any such proceeding.
(x) To the extent permitted by law, the price payable by Trustor or any other party in the exercise of the right of redemption, if any, from any sale under, or decree of foreclosure of, this Deed of Trust shall include all amounts paid and other sums advanced by Beneficiary on behalf of Trustor as the tenant under the Parking Agreement.

(b) In addition to all other Events of Default described in this Deed of Trust, the occurrence of a breach or default by Trustor under the Parking Agreement, subject to any applicable cure period thereunder, shall be an Event of Default hereunder. Notwithstanding the foregoing, Trustor shall be deemed to have cured any such Event of Default if prior to the expiration of the applicable cure period for such breach or default under the Parking Agreement, (i) Trustor arranges for parking to be available at one or more locations that includes no less than the greater of (A) the aggregate number of parking spaces available under the Parking Agreement or (B) the number of parking spaces required by applicable law (the “Substitute Parking”), (ii) the terms of the agreement with respect to the Substitute Parking are no less favorable to Trustor than the terms under the Parking Agreement and (iii) Trustor promptly executes an amendment to this Deed of Trust that encumbers the right, title and interest of Trustor in such Substitute Parking.
15. Environmental Compliance. Trustor represents and warrants that:
(a) to the best of its knowledge, no litigation, investigation or administrative or other proceeding of any kind before or by any Governmental Entity or private party relating to (i) any environmental, health, or safety Requirement of Law, (ii) any Remedial Action, (iii) any Liabilities and Costs arising from the Release or threatened Release of Hazardous Substances into the environment, or (iv) any other Liabilities and Costs arising from or concerning environmental, health or safety issues or conditions is pending or threatened against or involving the Improvements;
(b) with respect to the (i) Land, (ii) Improvements and (iii) machinery, equipment and fixtures located upon such Land or Improvements, Trustor is not subject to any judgment, injunction, writ, order or agreement respecting (A) any environmental, health or safety Requirement of Law, (B) any Remedial Action or (C) any Liabilities and Costs arising from or concerning environmental, health or safety issues or conditions arising from the violation of law; and Trustor is not now aware, after due inquiry, of any grounds on which such judgment, injunction, writ, order or agreement might be based;
(c) Trustor shall take all actions to ensure that it is in compliance with any Requirement of Law if and when there is a Release of any Hazardous Substances on the Improvements;
(d) the operations or other activities of Trustor will not result in the disposal or other Release of any Hazardous Substances on or from the Improvements other than in compliance with applicable Environmental Regulations;
(e) Trustor has not entered into any negotiations or agreements with any Person (including any prior owner of any portion of the Improvements) relating to any Remedial Action;
(f) Trustor has not received any written notice or claim or information to the effect that it is or may be liable to any Person as a result of a Release or threatened Release of any Hazardous Substances into the environment in violation of applicable Environmental Regulations;
(g) no Environmental Lien has attached to any of the Improvements; and
(h) the Improvements do not contain PCB-containing material in violation of any Requirement of Law.

Trustor covenants that the operations or other activities of Trustor shall not result in the disposal or other Release of any Hazardous Substances on or from the Improvements other than in compliance with all applicable Environmental Regulations and Trustor shall not engage in any activities that will result in the violation of any Environmental Regulations. Trustor shall obtain from time to time all permits required under any current or future Environmental Regulations so that the operations of Trustor will be in compliance with such laws. Further, promptly upon Beneficiary’s request, Trustor will make available for inspection all documents and information in its possession and control regarding activities and conditions relating to the Improvements and other assets which may result in noncompliance with, or liability under, any Requirement of Law. Trustor shall not store, locate, generate, produce, process, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Improvements other than in compliance with all applicable Environmental Regulations, shall not permit any Hazardous Substance to be stored, located, generated, produced, processed, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape therein, thereupon, thereunder, thereover or therefrom other than in compliance with all applicable Environmental Regulations, shall not install or permit to be installed any underground storage tank therein or thereunder other than in compliance with all applicable Environmental Regulations, and shall comply with all Environmental Regulations which are applicable to the Improvements. At any time, and from time to time, if Beneficiary reasonably so requests, the Improvements shall have an environmental review, audit, assessment and/or report prepared for Beneficiary, if none has previously been so provided during the immediately preceding twenty-four (24) months. Trustor shall indemnify Beneficiary and shall hold Beneficiary harmless from, and shall reimburse Beneficiary for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and reasonable attorneys’ fees directly or indirectly incurred by Beneficiary and the holder of any Bond (prior to trial, at trial and on appeal) in any action against or involving Beneficiary, resulting from any breach of the foregoing covenants, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from the Improvements, whether or not Trustor is responsible therefor, it being the intent of Trustor that Beneficiary shall have no liability or responsibility for damage or injury to human health, the environment or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances by virtue of its interests, if any, in the Improvements created by this Deed of Trust or otherwise, or hereafter created, or as the result of Beneficiary exercising any of its rights or remedies with respect thereto hereunder or under any other instrument, including becoming the owner hereof by foreclosure or conveyance in lieu of foreclosure. The foregoing representations, warranties and covenants shall be deemed continuing covenants, representations and warranties for the benefit of Beneficiary and any successors and assigns thereof, including any transferee of title to the Property by deed in lieu of foreclosure or otherwise, and shall survive the termination of this Agreement.
Within five (5) days after any Party has received any report, citation, order, manifest or other written or oral communication from any local, state or federal agency or authority empowered to enforce, investigate or oversee compliance with Environmental Regulations concerning the Improvements, any condition thereon, or the activities of any Person on or near the Improvements, that Party shall notify the other Parties in writing of the contents of such communication, and shall provide the other Parties with a copy of all relevant documents.
For purposes of this Paragraph A.15 the following defined terms shall have the meanings specified below:
(i) “Environmental Lien” shall mean a lien in favor of any Governmental Entity for (i) any liability under federal or state environmental laws or regulations or (ii) damages arising from, or costs incurred by such Governmental Entity in response to, a Release or threatened Release of any Hazardous Substances into the environment.

(j) “Environmental Regulation” shall mean any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating to dangerous, toxic or hazardous pollutants, Hazardous Substances, chemical waste, materials or substances.
(k) “Governmental Entity” shall mean any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
(l) “Hazardous Substances” shall mean (1) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Improvements or to Persons on or about the Improvements or (ii) cause the Improvements to be in violation of any Environmental Regulation; (2) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (3) any chemical, material or substance defined as or included in the definition of “waste”, “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any Environmental Regulation including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 USC §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC §§ 1801 et seq.; the Federal Water Pollution Control Act, 33 USC §§ 1251 et seq.; the California Hazardous Waste Control Law, Cal. Health & Safety §§ 25100 et seq.; the Hazardous Substance Account Act, Cal. Health & Safely Code §§ 25300 et seq.; the Underground Storage of Hazardous Substances Act, Cal. Health & Safety §§ 25280 et seq.; the Porter-Cologne Water Quality Control Act, Cal. Water Code §§ 13000 et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65); and Title 22 of the California Code of Regulations, Division 4, Chapter 30; (4) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of the Improvements or the owners and/or occupants of property adjacent to or surrounding the Improvements, or any other Person coming upon the Improvements or adjacent property; or (5) any other chemical, materials or substance which may or could pose a hazard to the environment.
(m) “Liabilities and Costs” shall mean all liabilities, obligations, responsibilities, losses, damages, costs and expenses (including attorney, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, monetary sanctions and interest.
(n) “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or dispersing into the indoor or outdoor environment or into or out of the Improvements, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or the Improvements and the abandonment or discard of barrels, containers, and other open or closed receptacles containing any Hazardous Substances.
(o) “Remedial Action” shall mean actions related to (i) cleaning up, removing, treating or in any other way addressing Hazardous Substances in the indoor or outdoor environment; (ii) preventing or minimizing the Release or threat of Release of Hazardous Substances so that Hazardous Substances do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; and (iii) collecting environmental data or performing pre-remedial studies and investigations and performing operations and maintenance and postmeridian monitoring and care.
(p) “Requirement of Law” shall mean any federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent), request or judgment, any common law doctrine or theory, and any provision or condition of any permit or other binding determination of any Governmental Entity.

B. DEFAULT PROVISIONS.
1. Events of Default. The occurrence of any of the following events shall be deemed an event of default (“Event of Default”) hereunder and shall entitle Beneficiary and Trustee to exercise their remedies hereunder or as otherwise provided by law:
(a) The occurrence of an “Event of Default” as defined in the Intercreditor and Collateral Trust Agreement; or
(b) The material breach by Trustor of any term or condition of this Deed of Trust which material breach remains unremedied for thirty (30) days after written notice thereof shall have been given to Trustor by Beneficiary; provided, however, that if the breach cannot be remedied within such period, then Beneficiary shall not unreasonably withhold its consent to an extension if corrective action is (i) commenced within such period and (ii) diligently pursued until the breach is corrected.
2. Rights and Remedies. At any time after the occurrence and during the continuance of an Event of Default, Beneficiary shall have the following rights and remedies, subject to the terms of the Intercreditor and Collateral Trust Agreement:
(a) To declare all obligations secured hereby immediately due and payable;
(b) With or without notice, and without releasing Trustor from any obligation hereunder, to cure any default of Trustor and, in connection therewith, to enter upon the Property and to perform such acts and things as Beneficiary or Trustee deem necessary or desirable to inspect, investigate, assess and protect the security hereof, including of any of its other rights: (i) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of Beneficiary, is prior or superior hereto, the judgment of Beneficiary being conclusive as between the parties hereto; (iii) to pay any premiums or charges with respect to insurance required to be carried hereunder; (iv) to employ counsel, accountants, contractors and other appropriate Persons to assist them; (v) to obtain a court order to enforce Beneficiary’s right to enter and inspect the Property pursuant to California Civil Code Section 2929.5, to which the decision of Beneficiary as to whether there exists a release or threatened release of a Hazardous Substance (as defined in Paragraph A.15 above) onto the Property shall create a rebuttable presumption as between the parties hereto as to the reasonableness thereof; and (vi) to have a receiver appointed pursuant to California Code of Civil Procedure Section 564 to enforce Beneficiary’s right to enter and inspect the Property for any Hazardous Substances;
(c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

(d) Beneficiary or its employees, acting by themselves or through a court-appointed receiver may enter upon, possess, manage, operate, dispose of and contract to dispose of the Property or any part thereof; take custody of all accounts; negotiate with governmental authorities with respect to the Property’s environmental compliance and remedial measures; make, terminate, enforce or modify leases of the Property upon such terms and conditions as Beneficiary deems proper; contract for goods and services, hire agents, employees and counsel, or make repairs, alterations and improvements to the Property necessary, in Trustee’s or Beneficiary’s judgment, to protect or enhance the security hereof; to incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver); and/or to take any and all other actions which may be necessary or desirable to comply with Trustor’s obligations hereunder. All sums realized by Beneficiary under this subparagraph shall be applied in accordance with Paragraph B.7 below. Neither application of said sums to said indebtedness nor any other action taken by Beneficiary under this subparagraph shall cure or waive any Event of Default or notice of default hereunder or nullify the effect of any such notice of default. Beneficiary or Trustee, or any employee or agent of Beneficiary or Trustee, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (i) the adequacy of the security for the indebtedness secured hereunder, (ii) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or (iii) the filing of a notice of default;
(e) To execute a written notice of such Event of Default and of its election to cause the Encumbered Estate to be sold to satisfy the obligations secured hereby. Trustee shall give and record such notice as the law then requires as a condition precedent to a Trustee’s sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as otherwise required by law, shall sell the Encumbered Estate at the time and place of sale fixed by it in the notice of sale and in such order as it or Beneficiary may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale (the obligations hereby secured being the equivalent of cash for purposes of said sale). If the Encumbered Estate consists of several lots, parcels, or items of property, Beneficiary may: (i) designate the order in which such lots, parcels, or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Trustor shall have no right to direct the order in which the Encumbered Estate is sold. Trustee may postpone the sale of all or any portion of the Encumbered Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such time fixed by the preceding postponement. A sale of less than the whole of the Encumbered Estate or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee shall deliver to the purchaser at such sale a deed conveying the Encumbered Estate or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Trustee, Trustor or Beneficiary, may purchase at such sale. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property or fixtures hereunder shall be conducted in any manner permitted by the Uniform Commercial Code. As used herein, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any portion of the Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. All proceeds of such sale shall be applied by Trustee in accordance with Paragraph B.7 below;

(f) To resort to and realize upon the security hereunder and any other security now or hereafter held by Beneficiary in such order and manner as Trustee and Beneficiary or either of them may, in their sole discretion, determine; and such resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both;
(g) To seek a judgment that Trustor has breached its covenants, representations and/or warranties with respect to the environmental matters set forth in Paragraph A.15 hereof, by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Civil Procedure Code Section 736, whether commenced prior to foreclosure of the Encumbered Estate or after foreclosure of the Encumbered Estate, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses (collectively, the “Environmental Costs”) incurred or advanced by Beneficiary relating to the cleanup, remediation or other response action required by all Environmental Regulations or to which Beneficiary believes necessary to protect the Encumbered Estate, it being conclusively presumed between Beneficiary and Trustor that all such Environmental Costs incurred or advanced by Beneficiary relating to the cleanup, remediation or other response action of or to the Property were made by Beneficiary in good faith. All Environmental Costs incurred or advanced by Beneficiary pursuant to this subparagraph (including court costs, consultants’ fees and reasonable attorneys’ fees and expenses, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Interest Rate from the date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid, at the sale of the Property held pursuant to subparagraph B.2(e) above, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash. Trustor acknowledges and agrees that notwithstanding any term or provision contained herein, the Environmental Costs shall be exceptions to any non-recourse or exculpatory provision and Trustor shall be fully and personally liable for the Environmental Costs hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust and Trustor’s obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Trustor hereby waives the defense of laches and any applicable statute of limitations; and
(h) To waive its lien against the Encumbered Estate or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Trustor and all of Trustor’s assets and property for the recovery of any deficiency and Environmental Costs, including seeking an attachment order pursuant to California Code of Civil Procedure Section 483.010. As between Beneficiary and Trustor, for purposes of California Code of Civil Procedure Section 726.5, Trustor shall have the burden of proving that Trustor or any related party (or any affiliate or agent of Trustor or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Substance. Trustor acknowledges and agrees that notwithstanding any term or provision contained herein, all judgments and awards entered against Trustor shall be exceptions to any non-recourse or exculpatory provision and Trustor shall be fully and personally liable for all judgments and awards entered against Trustor hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust and Trustor’s obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Deed of Trust. For the purposes of any action brought under this subparagraph, Trustor hereby waives the defense of laches and any applicable statute of limitations.
3. Payment of Costs, Expenses and Attorneys’ Fees. All costs and expenses incurred by Trustee and Beneficiary pursuant to subparagraphs (a) through (h) inclusive of Paragraph B.2 (including court costs, consultants’ fees and reasonable attorneys’ fees and expenses, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Interest Rate, from any date of expenditure until said sums have been paid. Beneficiary shall be entitled to bid as a credit bid, the equivalent of cash, at the sale of the Property held pursuant to subparagraph B.2(e) above, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured.

4. Remedies Cumulative. All rights and remedies of Beneficiary and Trustee hereunder are cumulative and in addition to all rights and remedies provided by law.
5. Releases, Extensions, Modifications and Additional Security. Subject to the terms of the Intercreditor and Collateral Trust Agreement and (a) without affecting the liability of any Person for payment of any indebtedness secured hereby or (b) the lien or priority of this Deed of Trust upon the Property, Beneficiary may, from time to time, with notice to Trustor, do one or more of the following: (i) release any Person’s liability for the payment of an indebtedness secured hereby, (ii) make any agreement or take any action extending the maturity or otherwise altering the terms or increasing the amount of any indebtedness secured hereby, or (iii) accept additional security or release all or a portion of the Property and/or other security held to secure the indebtedness secured hereby; provided, however, that Beneficiary shall not take any actions set forth in clause (ii) above without the consent of Trustor.
6. Marshalling. Trustor hereby waives any right to require that any security given hereunder or under any other agreement securing the obligation secured hereby be marshalled and further waives any right otherwise available in respect to marshalling of assets which secure any obligation secured or imposed hereby or to require Beneficiary to pursue its remedies against any such assets.
7. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Property pursuant hereto shall be applied by Beneficiary in the manner set forth in the Intercreditor and Collateral Trust Agreement.
C. SECURITY AGREEMENT AND FIXTURE FILING.
1. Grant of Security Interest. As additional security for the obligations secured by this Deed of Trust, Trustor hereby grants to Beneficiary a security interest in and to the following items (collectively, the “Collateral”):
(a) All goods, fixtures and other equipment of every kind in which Trustor now or at any time hereafter owns or acquires any interest in connection with the Property, including all tools, equipment, appliances, heating, ventilating and air conditioning systems, plumbing, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, carpets and carpeting, furnishings, furniture, trailers, mobile homes, service equipment, building or maintenance equipment, together with all additions and accessions thereto and replacements therefor, whether located at the Property, Trustor’s places of business or elsewhere;
(b) All inventory, raw materials, work in process, finished goods, and tangible assets used or consumed in connection with the Property in which Trustor now or at any time hereafter owns or acquires any interest, and all products thereof, whether in the possession of Trustor, warehousemen, bailees or any other Person and to the extent now or hereafter located at the Property, together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor;
(c) All accounts, chattel paper (including both electronic and tangible chattel paper), instruments, deposit accounts, securities accounts, investment property, money, other rights to the payment of money (including general intangibles) (collectively, the “Receivables”) and all contracts, documents, security agreements, leases, guaranties, letters of credit, and other agreements evidencing, securing or otherwise relating to the Receivables in which Trustor now or at any time hereafter has any interest in connection with the Property or Collateral;

(d) All general intangibles (including (i) customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property; (ii) all patents, copyrights, trademarks, tradenames and service marks, licenses to use, applications for, and other rights to, such patents, copyrights, trademarks, tradenames and service marks, and all software; and (iii) all payment intangibles), in which Trustor now or at any time hereafter has an interest related to the Property or the use, operation or maintenance of the Property or any part thereof;
(e) All contract rights of Trustor in leases, warranties, letters of credit, construction contracts, permits, licenses, approvals, governmental authorizations, consulting contracts, bonds, plans and specifications, architectural and engineering drawings, fire insurance policies and other insurance policies, condemnation awards and settlements, in which Trustor now or at any time hereafter has an interest related to the Property or the use, operation or maintenance of the Property or any part thereof;
(f) All profits, payments or proceeds of and from any and all agreements for the sale, lease, transfer or conveyance of all or any portion of the Property, subject to the rights of Trustor to collect and retain the same so long as no Event of Default shall have occurred and be continuing;
(g) Any and all products, accessions, additions, substitutions, replacements or proceeds of or to any of the Collateral which may now or hereafter exist, and any and all rent or income derived from any and all of the Collateral, subject to the rights of Trustor to collect and retain the same so long as no Event of Default shall have occurred and be continuing;
(h) All other personal property and assets of Trustor not otherwise described above (including all money, deposit accounts, letters of credit, promissory notes, documents and goods); and
(i) All proceeds of the foregoing (including whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).
2. Remedies. Upon the occurrence and during the continuance of an Event of Default, Beneficiary is and shall be entitled to all the rights, powers and remedies granted a secured party under the Uniform Commercial Code and other applicable law, including the right to take possession of all such Collateral. Upon the occurrence and during the continuance of an Event of Default, Beneficiary or its representatives may enter upon the Property (without Beneficiary being deemed to be taking possession of the Property or being deemed a mortgagee-in-possession) at any time to inspect, repair, assemble, have appraised or to remove the Collateral and may advertise and conduct public auctions and private sales thereon. Beneficiary may require Trustor to assemble the Collateral and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties. All sums realized from such sale shall be applied in accordance with Paragraph B.7 above.
With respect to fixtures, Beneficiary or Trustee may elect to treat same as either real property or personal property and proceed to exercise such rights and remedies applicable to the categorization so chosen. Beneficiary may proceed against the items of real property and any items of Collateral separately or together in any order whatsoever, without in any way affecting or waiving Beneficiary’s rights and remedies under the Uniform Commercial Code or its rights and remedies provided under this Deed of Trust.

3. Relationship to Security Agreement. Concurrently herewith, Trustor and the other Obligors are entering into that certain Shared Security Agreement, dated as of even date herewith, with Administrative Agent and Beneficiary with respect to personal property (as amended, restated or otherwise modified from time to time, the “Security Agreement”). The terms of the Security Agreement shall, with respect to personal property and the security interest granted therein, supplement the terms of this Deed of Trust. If and to the extent of any conflict with the terms of this Deed of Trust and the terms of the Security Agreement applicable to such security interest and personal property, the terms of the Security Agreement shall, to the extent enforceable, control. Nothing, however, in this Paragraph C.3 shall be deemed or construed to impair the rights of Beneficiary to conduct one or more Trustee’s sales at which real and personal property are sold together pursuant to the laws applicable to the sale of real property. With respect to fixtures, Beneficiary or Trustee may elect to treat same as either real property or personal property and proceed to exercise such rights and remedies applicable to the categorization so chosen. Beneficiary may proceed against the items of real property and any items of Property separately or together in any order whatsoever, without in any way affecting or waiving Beneficiary’s rights and remedies under this Deed of Trust.
4. Fixture Filing. Trustor agrees that this Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder where the Property is located with respect to any and all fixtures included within the term “Property” as used herein and with respect to any goods and other personal property that may now be or hereafter become fixtures. The names and mailing addresses of the Debtor (Trustor) and the Secured Party (Beneficiary) are set forth above in the first paragraph on page 1 of this Deed of Trust. The personal property described above is the Collateral covered by this financing statement. Any reproduction of this Deed of Trust or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Trustor agrees to deliver to Beneficiary, upon Beneficiary’s request, any financing statements, as well as extensions, renewals, and amendments thereof, and reproductions of this Deed of Trust in such form as Beneficiary may require to perfect a security interest with respect to such Collateral. Trustor shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements that Beneficiary may reasonably require.
5. Limitations. Except as otherwise clearly and expressly provided in this Deed of Trust: (i) Beneficiary has not consented to any other security interest of any other Person in any Collateral and has not disclaimed any interest in any Collateral; and (ii) Beneficiary has not agreed or consented to the removal of any items of Collateral set forth in Paragraphs C.1(a) and (b) above (the “Tangible Collateral”) from the Property, and any such consent by Trustor shall not be binding on Beneficiary; provided, however, Trustor may remove any Tangible Collateral that is (y) in the ordinary course of its business or (z) promptly replaced by Trustor with similar Tangible Collateral of equal or great value.
D. MISCELLANEOUS PROVISIONS.
1. Termination. Except as otherwise expressly set forth herein, all duties and obligations of the Trustor and all rights and remedies of the Trustee and Beneficiary shall terminate upon cancellation of this Deed of Trust and reconveyance of the Property by Trustee in accordance with Paragraph A.12 hereof.

2. Non-Waiver. By accepting payment of any sum secured hereby after its due date or late performance of any obligation secured hereby, Beneficiary shall not waive its right against any Person obligated directly or indirectly hereunder or on any obligation hereby secured, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law.
3. Further Assurances. Trustor shall, upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the provisions hereof.
4. Waiver. Notwithstanding any provision of this Deed of Trust to the contrary, to the extent permitted by applicable law, Trustor waives and releases any rights or defenses which Trustor might otherwise have (a) under California Code of Civil Procedure Sections 726, 725a, 580a, 580b, 580c and 580d and California Civil Code Section 2889, which statutes might otherwise limit or condition Beneficiary’s exercise of certain of Beneficiary’s rights and remedies in connection with the enforcement of obligations secured by a lien on real property, (b) under any laws now existing or hereafter enacted providing for any appraisal before sale of a portion of the Property and (c) to all rights of redemption, valuation, appraisal, stay of execution, notice of election to mature or to declare due the obligations secured hereby and marshalling in the event of the foreclosure of the liens created under this Deed of Trust or the exercise of the power of sale granted hereunder. To the extent, if any, which such laws may be applicable and to the extent permitted by applicable law, Trustor waives and releases any right or defense which Trustor might otherwise have under such provisions and under any other applicable law which might limit or restrict the effectiveness or scope of any of Trustor’s waivers or releases hereunder.
5. Usury Savings Clause. Nothing contained herein shall be deemed to require the payment of interest or other charges by Trustor in excess of the amount Beneficiary may lawfully charge under the applicable usury laws. In the event Beneficiary shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of Beneficiary, be returned to Trustor or credited against the principal balance of any obligation secured hereby then outstanding.
6. Attorneys’ Fees. In the event legal action, suit or any proceeding is commenced between Trustor and Beneficiary regarding their respective rights and obligations under this Deed of Trust, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys’ fees and court costs. As used herein the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.
7. Obligations of Trustor Joint and Several. If more than one Person has executed this Deed of Trust as “Trustor”, the obligations of all such Persons hereunder shall be joint and several.
8. Trustor and Beneficiary Defined; Additional Rights of Beneficiary . The term “Trustor” herein includes both the original Trustor and any subsequent owner or owners of any of the Property, and the term “Beneficiary” includes the original Beneficiary and also any successor or assign thereto.

9. No Joint Venture. The relationship of Trustor and Beneficiary under this Deed of Trust is, and shall at all times remain, solely that of borrower and lender; and Beneficiary neither undertakes nor assumes any responsibility or duty to Trustor or to any third party with respect to the Property. Notwithstanding any other provisions of this Deed of Trust: (a) Beneficiary is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Trustor and Beneficiary does not intend to ever assume such status; (b) Beneficiary’s activities in connection with this Deed of Trust shall not be “outside the scope of the activities of a lender of money” within the meaning of California Civil Code § 3434, as amended or recodified from time to time, and Beneficiary does not intend to ever assume any responsibility to any Person for the quality, suitability, safety or condition of the Property; and (c) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any Person or property arising from any construction on, or occupancy or use of, any of the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor’s agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on any of the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Trustor, any of Trustor’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; and (v) any nuisance made or suffered on any part of the Property.
10. Rules of Construction. When the identity of the parties hereto or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. Specific enumeration of rights, powers and remedies of Trustee and Beneficiary and of acts which they may do and acts Trustor must or must not do shall not exclude or limit the general. The headings of each paragraph are for information and convenience and do not limit or construe the contents of any provision hereof. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
11. Severability. If any term of this Deed of Trust, or the application thereof to any Person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such term to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.
12. Successors in Interest. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.
13. Notices. All notices, demands or documents which are required or permitted to be given or served hereunder shall be in writing and sent by hand delivery, recognized overnight courier, registered or certified mail or by facsimile transmission, with a copy to all other Parties, addressed as follows:

To TRUSTOR at:	Westwood One, Inc.
40 West 57th Street
New York, New York 10019
Attention: General Counsel
Fax: (212) 641-2198
Phone: (212) 541-2075

To TRUSTEE at:	First American Title Insurance Company
1 First American Way
Santa Ana, California 92707
Fax: (714) 250-4251
Phone: (714) 800-3000

To BENEFICIARY at:	The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration
Fax: (212) 815-5704
Phone: (212) 815-5708
Trustor’s principal place of business is at the above address. The addresses may be changed from time to time by any party by serving notice as heretofore provided. Service of such notice or demand shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the second day after the date of mailing, whichever is earlier in time.
14. Governing Law. THIS DEED OF TRUST IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS DEED OF TRUST ON REAL PROPERTY INTERESTS (INCLUDING FIXTURES), THE LAWS OF THE STATE OF CALIFORNIA SHALL APPLY WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF; PROVIDED, FURTHER, THAT, WITH RESPECT TO ANY PERSONAL PROPERTY INCLUDED IN THE PROPERTY, THE CREATION OF THE SECURITY INTEREST SHALL BE GOVERNED BY THE NEW YORK UNIFORM COMMERCIAL CODE, AND THE PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION AND PRIORITY OF THE SECURITY INTEREST WILL BE GOVERNED IN ACCORDANCE WITH MANDATORY CHOICE OF LAW RULES SET FORTH IN THE NEW YORK UNIFORM COMMERCIAL CODE.
15. Waiver of Jury Trial. EACH OF TRUSTOR AND, BY ITS ACCEPTANCE HEREOF, BENEFICIARY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF TRUSTOR AND, BY ITS ACCEPTANCE HEREOF, BENEFICIARY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
16. Incorporation by Reference; Limitation on Actions. In acting hereunder, the Beneficiary is entitled to all rights, privileges, protections, immunities and indemnities provided to it as “Collateral Trustee” under the Intercreditor and Collateral Trust Agreement. Pursuant to the Intercreditor and Collateral Trust Agreement, Beneficiary shall not (a) exercise any right, remedy, trust or power, or take any such other action under this Deed of Trust, without direction from the Requisite Secured Parties (as defined in the Intercreditor and Collateral Trust Agreement) or as otherwise provided under the Intercreditor and Collateral Trust Agreement (the “Authorizing Parties”) and (b) be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Authorizing Parties. In addition, Trustee shall not take any action hereunder without the written authorization of Beneficiary.

17. Maximum Indebtedness; Future Advances. This Deed of Trust shall secure not only existing indebtedness of Trustor, but also such future advances, whether such advances are obligatory or are to be made at the option of the Secured Parties or otherwise related to or in connection with this Deed of Trust, the Credit Agreement, the 2002 Note Purchase Agreement, the other Loan Documents or the 2002 Notes Documents (the “Secured Loan Documents”), as are made by the Secured Parties to Trustor, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust, including (a) any and all additional advances made by the Secured Parties to protect or preserve the Property or the lien hereof on the Property, or to pay taxes, to pay premiums on insurance on the Property (whether or not the original Trustor remain the owner of the Property at the time of such advances and whether or not the original Secured Parties and Beneficiary remain the owners of the obligations secured hereby and this instrument); (b) any and all expenses incident to the collection of the obligations secured hereby and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained; (c) any and all obligations now owing or which may hereafter be owing by Trustor to the Secured Parties pursuant to the Secured Loan Documents, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, together with any and all renewal or renewals and extension or extensions of the obligations secured hereby; and (d) the full and prompt payment and performance of any and all obligations or covenants of Trustor to Secured Parties and Beneficiary under the terms of any other agreements, assignments or other instruments now or hereafter evidencing, securing or otherwise relating to the obligations secured hereby and the Secured Loan Documents.
18. Intercreditor and Collateral Trust Agreement Controls. In the event of any conflict between any terms and provisions set forth in this Deed of Trust and those set forth in the Intercreditor and Collateral Trust Agreement, the terms and provisions of the Intercreditor and Collateral Trust Agreement shall supersede and control the terms and provisions of this Deed of Trust.
19. Modification. The terms of this Deed of Trust may be waived, altered or amended only as permitted by Section 8.02 of the Intercreditor and Collateral Trust Agreement or, if the Intercreditor and Collateral Trust Agreement shall not be in effect, by an instrument in writing duly executed by Trustor and Beneficiary.
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IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first set forth above.
TRUSTOR PLEASE NOTE: IN THE EVENT OF YOUR DEFAULT, CALIFORNIA PROCEDURE PERMITS THE TRUSTEE TO SELL THE SUBJECT PROPERTY AT A SALE HELD WITHOUT SUPERVISION BY ANY COURT AFTER EXPIRATION OF A PERIOD PRESCRIBED BY LAW. SEE SUBPARAGRAPH B.2.(e) ABOVE FOR A DESCRIPTION OF THIS PROCEDURE. UNLESS YOU PROVIDE AN ADDRESS FOR THE GIVING OF NOTICE, YOU MAY NOT BE ENTITLED TO OTHER NOTICE OF THE COMMENCEMENT OF SALE PROCEEDINGS. BY EXECUTION OF THIS DEED OF TRUST, YOU CONSENT TO SUCH PROCEDURE. IF YOU HAVE ANY QUESTIONS CONCERNING IT, YOU SHOULD CONSULT YOUR LEGAL ADVISOR. BENEFICIARY URGES YOU TO GIVE IT PROMPT NOTICE OF ANY CHANGE IN YOUR ADDRESS SO THAT YOU MAY RECEIVE PROMPTLY ANY NOTICE GIVEN PURSUANT TO THIS DEED OF TRUST.

TRUSTOR WESTWOOD ONE, INC., a Delaware corporation
By:	/s/ David Hillman
	Name:	David Hillman
	Title:	CAO and GC

STATE OF NY )
) ss.
COUNTY OF NY)
On February 26, 2008 before me, Notary Public, personally appeared David Hillman, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

/s/ Melissa Garza
Notary Public

EXHIBIT A-1
LEGAL DESCRIPTION OF FEE ESTATE
That certain real property located in the City of Culver City, County of Los Angeles, State of California, more particularly described as follows:
PARCEL 1:
LOTS 41, 42 AND 45 OF TRACT 4161, IN THE CITY OF CULVER CITY, AS PER MAP RECORDED IN BOOK 46 PAGE 32, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL 2:
LOTS 43 AND 44, OF TRACT 4161, IN THE CITY OF CULVER CITY, AS PER MAP RECORDED IN BOOK 46 PAGE 32 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL 3:
LOTS 8, 9, 22 THE NORTHEASTERLY 4.61 FEET OF LOT 21 AND THE SOUTHWESTERLY 20.39 FEET OF LOT 23, OF TRACT NO. 4161, IN THE CITY OF CULVER CITY, AS PER MAP RECORDED IN BOOK 46 PAGES 32 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL 4:
LOTS 10, 11, 12, 19, 20 AND 21 ALL IN TRACT 4161, IN THE CITY OF CULVER CITY AS PER MAP RECORDED IN BOOK 46, PAGE 32 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPT THE NORTHEASTERLY 4.61 FEET OF LOT 21.

A-1

EXHIBIT A-2
LEGAL DESCRIPTION OF PARKING SITE
That certain real property located in the City of Culver City, County of Los Angeles, State of California, more particularly described as follows:
THAT PORTION OF LOT A OF TRACT NO. 4419, IN THE CITY OF CULVER CITY, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 48 AT PAGE 1 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

A-2